    As filed with the Securities and Exchange Commission on January 15, 2002
                                                      REGISTRATION NO. 333-10003

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

        MASSACHUSETTS                                          06-1047163
(State or other jurisdiction                                (I.R.S. Employer
       of incorporation)                                    Identification No.)

               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
                    (Address of Principal Executive Offices)

                               -----------------

                           1990 EQUITY INCENTIVE PLAN
                           2001 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                PETER WIRTH, ESQ.
                               Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500
            (Name, address and telephone number of agent for service)

                                 with copies to:

                             PAUL M. KINSELLA, ESQ.
                               Palmer & Dodge LLP
                              111 Huntington Avenue
                           Boston, Massachusetts 02199
                                 (617) 239-0100

                               -----------------

         The Registrant hereby amends its Registration Statement on Form S-8 (File No. 333-10003) filed with the Securities and Exchange Commission on August 12, 1996 to reflect the merger of the Registrant's 1990 Equity Incentive Plan (the "1990 Plan") with and into the Registrant's 2001 Equity Incentive Plan (the "2001 Plan"). 9,200,000 shares (adjusted for 2-for-1 stock split in June 2001) of Genzyme General Division common stock and 1,300,000 shares of Genzyme Tissue Repair Division common stock ("Tissue Repair Stock"), which now represent 435,760 shares of Genzyme Biosurgery Division common stock ("Biosurgery Stock") following the exchange of each share of Tissue Repair Stock for 0.3352 share of Biosurgery Stock in December 2000, that were previously registered on the Registrant's Registration Statement on Form S-8 (File No. 333-10003) have not been issued under the 1990 Plan and are being carried forward to the 2001 Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, as of January 15, 2002.

                                     GENZYME CORPORATION

                                     By: /s/ Peter Wirth
                                         ---------------------------------------
                                         Peter Wirth
                                         Executive Vice President and
                                         Chief Legal Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

             SIGNATURE                                       TITLE                              DATE
             *                                      Principal Executive Officer            January 15, 2002
------------------------------------------          and Director
Henri A. Termeer

/s/ Michael S. Wyzga                                Principal Financial and                January 15, 2002
------------------------------------------          Accounting Officer
Michael S. Wyzga

             *                                      Director                               January 15, 2002
------------------------------------------
Constantine E. Anagnostopoulos

             *                                      Director                               January 15, 2002
------------------------------------------
Douglas A. Berthiaume

             *                                      Director                               January 15, 2002
------------------------------------------
Henry E. Blair

             *                                      Director                               January 15, 2002
------------------------------------------
Robert J. Carpenter

             *                                      Director                               January 15, 2002
------------------------------------------
Charles L. Cooney



------------------------------------------          Director
Victor J. Dzau

------------------------------------------          Director
Connie Mack III


*By: /s/ Peter Wirth
     ------------------------------------
     Attorney In Fact
